Second Quarter Results July 17, 2025 Exhibit 99.2

FORWARD-LOOKING STATEMENT This presentation contains statements, including statements regarding economic and geopolitical uncertainty, including uncertainty regarding trade policy developments, trends in labor demand and the future strengthening of such demand, the impact of AI on labor markets, financial outlook, outlook for our business in the regions in which we operate as well as key countries within those regions, the Company’s strategic initiatives and technology investments, including transformation programs and the use of AI to drive innovation, the ability of our PowerSuite platform to develop and deploy our AI capabilities at scale, and the positioning of future growth for our brands, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements due to numerous factors. These factors include those found in the Company’s reports filed with the SEC, including the information under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2024, which information is incorporated herein by reference.   The Company assumes no obligation to update or revise any forward-looking statements. We reference certain non-GAAP financial measures, which we believe provide useful information for investors. We include a reconciliation of these measures, where appropriate, to GAAP on the Investor Relations section of our website at manpowergroup.com.

ManpowerGroup 2025 Second Quarter Results

Consolidated Financial Highlights

As Reported	As Adjusted (1)	Q2 Financial Highlights
0% ↓ -3% CC ↓ -1% OCC	0% ↓ -3% CC ↓ -1% OCC	**Revenue $4.5B (Systemwide $4.9B)** (2)
↓ -50 bps	↓ -50 bps	**Gross Margin 16.9%**
↓ -34% ↓ -44% CC	↓ -21% ↓ -25% CC	**EBITA (3) $72M** **($89M as adjusted)**
↓ -80 bps	↓ -50 bps	**EBITA Margin (3) 1.6%** **(2.0% as adjusted)**
↓ -216% ↓ -213% CC	↓ -40% ↓ -43% CC	**EPS -$1.44** **($0.78 as adjusted)**

(1) Excludes the impact of restructuring costs of $14.4M ($12.9M net of tax), non-cash goodwill and intangible impairment charges of $88.7M ($83.7M net of tax), and other special items consisting primarily of losses on sale of South Africa and New Caledonia of $6.2M of which $2.4M is recorded in operating profit and $3.8M is recorded below operating profit in interest and other expenses. The non-cash goodwill and intangible impairment charges related to Switzerland ($55.3M) and the U.K. ($33.4M). Prior year period excludes the impact of the run-off Proservia business in Germany.

(2) Systemwide revenue also includes revenues generated by franchise offices, which were $428.7M. Variances reported above do not include franchise offices.

(3) EBITA is a non-GAAP financial measure and is defined herein as Operating Profit before Amortization of Intangible Assets and Goodwill Impairment. Reported operating profit was -$25M, and operating profit margin was -0.6%. As adjusted, operating profit was $80M, and operating profit margin was 1.8%.

ManpowerGroup | Second Quarter 2025 Results July 2025 | 3

EPS Bridge – Q2 vs. Guidance Midpoint ManpowerGroup 2025 Second Quarter Results (1) Detail of items included on slide 3. (1)

ManpowerGroup 2025 Second Quarter Results

Business Line Revenue Q2 2025(1)



10%
5%
0%
-5%
-10%
2%
1%
-7%
-9%
3%
1%
MANPOWER
EXPERIS
TALENT SOLUTIONS
vs. 2024 reported %
vs. 2024 organic CC %

Manpower organic CC revenue increased slightly from the Q1 trend of -2% year over year.

Experis organic CC revenue trend declined further from the Q1 trend of -5% year over year driven by nonrecurrence of Healthcare technology projects in the US during the second quarter.

Talent Solutions organic CC revenues increased from the Q1 trend of -2% year over year. RPO improved slightly from the Q1 trend. MSP continued to report strong growth, while Right Management experienced a decline on a slowing of outplacement.

(1) Business line classifications can vary by entity and are subject to change as service requirements change.

ManpowerGroup | Second Quarter 2025 Results

July 2025 | 5

Consolidated Gross Margin Change ManpowerGroup 2025 Second Quarter Results

Business line classifications can vary by entity and are subject to change as service requirements change. Business Line Gross Profit – Q2 2025(1) ManpowerGroup 2025 Second Quarter Results

(17.6% CC) (15.0% CC) SG&A Expense Bridge – Q2 YoY (in millions of USD) ManpowerGroup 2025 Second Quarter Results (15.2% CC)

As Reported Q2 Financial Highlights 0% 2% CC Revenue $1.1B -20% -18% CC OUP $36M -80 bps OUP Margin 3.4% Americas Segment (23% of Revenue) ManpowerGroup 2025 Second Quarter Results Operating Unit Profit (OUP) is the measure that we use to evaluate segment performance. OUP is equal to segment revenues less direct costs and branch and national headquarters operating costs.

Americas – Q2 Revenue Trend YoY ManpowerGroup 2025 Second Quarter Results

As Reported As Adjusted Q2 Financial Highlights 2% -3% CC -2% OCC 2% -3% CC -2% OCC Revenue $2.1B -12% -16% CC -17% OCC -9% -14% CC -14% OCC OUP $73M ($75M as adjusted) -60 bps -50 bps OUP Margin 3.4% (3.5% as adjusted) Southern Europe Segment (47% of Revenue) ManpowerGroup 2025 Second Quarter Results (1) Current period excludes the impact of restructuring costs of $2.2M.

Southern Europe – Q2 Revenue Trend YoY ManpowerGroup 2025 Second Quarter Results

As Reported As Adjusted Q2 Financial Highlights -5% -10% CC -5% -10% CC Revenue $794M NM NM NM NM OUP -$9M (-$6M as adjusted) -80 bps -90 bps OUP Margin -1.1% (-0.8% as adjusted) Northern Europe Segment (18% of Revenue) ManpowerGroup 2025 Second Quarter Results (1) Current period excludes the impact of restructuring costs of $12.1M and offsetting regional gain on the South Africa disposition of $9.4M. The regional disposition gain is offset by a corporate loss on the South Africa disposition. Prior year period variances exclude restructuring and other costs. Variances are not meaningful. (2) (2)

Northern Europe – Q2 Revenue Trend YoY ManpowerGroup 2025 Second Quarter Results -28% -22%

As Reported As Adjusted Q2 Financial Highlights -3% -8% CC 8% OCC -3% -8% CC 8% OCC Revenue $525M 5% 2% CC 11% OCC 6% 0% CC 9% OCC OUP $26M ($27M as adjusted) 40 bps 50 bps OUP Margin 5.0% (5.1% as adjusted) APME Segment (12% of Revenue) ManpowerGroup 2025 Second Quarter Results (1) Current period excludes the impact of restructuring costs of $0.1M and loss on the New Caledonia disposition of $0.2M.

APME – Q2 Revenue Trend YoY ManpowerGroup 2025 Second Quarter Results

Cash Flow Summary ManpowerGroup 2025 Second Quarter Results

Total Debt (in millions of USD) Total Debt to Total Capitalization Total Debt Net Debt Net (Cash) Balance Sheet Highlights ManpowerGroup 2025 Second Quarter Results

ManpowerGroup 2025 Second Quarter Results Third Quarter 2025 Outlook Revenue Total Flat / Up 4% (Down 4% / Flat CC) (Down 2% / Up 2% OCC) Americas Up 1-5% (Up 1-5% CC) Southern Europe Up 3-7% (Down 4% / Flat CC) (Down 3% / Up 1% OCC) Northern Europe Down 2% / Up 2% (Down 3-7% CC) APME Down 5-9% (Down 6-10% CC) (Up 7-11% OCC) Gross Profit Margin 16.8 – 17.0% EBITA(1) Margin 2.0 – 2.2% Operating Profit Margin 1.8 – 2.0% Tax Rate 48.0% EPS $0.77 – $0.87 (favorable $0.03 currency) Estimates are assuming FX rates of 1.17 for Euro, 1.36 for GBP, 0.0068 for JPY and 0.0008 for ARS. EBITA is a non-GAAP financial measure and is defined herein as Operating Profit before Amortization of Intangible Assets and Goodwill Impairment.

Latin America and Asia Pacific continued to experience good demand while demand in Europe and North America saw stabilizing trends in many markets during the quarter Manpower and Talent Solutions brands crossed back over to revenue growth in the quarter while Experis experienced declines on sluggish professional staffing demand Named America’s Best Temporary Staffing Firm by Forbes and Talent Solutions named a Global Leader in Recruitment Process Outsourcing by Everest Group for the 15th year Gross profit margin of 16.9% reflects a slight decrease from the previous quarter reflecting business mix changes impacting staffing while permanent recruitment activity levels remained stable Key Take Aways ManpowerGroup 2025 Second Quarter Results

Appendix

Industry Vertical Composition Based on Revenues – Q2 2025 ManpowerGroup 2025 Second Quarter Results Industry vertical composition has been updated to align with our Global Sales Verticals based on client segmentation.

Interest Rate Maturity Date Total Outstanding Remaining Available Euro Notes - €500M 1.809% Jun 2026 589 - Euro Notes - €400M 3.514% Jun 2027 469 - Revolving Credit Agreement 5.447% May 2027 136 464 Uncommitted lines and Other Various Various 92 358 Total Debt 1,286 822 (3) (1)(2) (4) (2) Debt and Credit Facilities – June 30, 2025 (in millions of USD) ManpowerGroup 2025 Second Quarter Results The $600M agreement requires that we comply with a Leverage Ratio (net Debt-to-EBITDA) of not greater than 3.5 to 1 and a Fixed Charge Coverage Ratio of not less than 1.5 to 1, in addition to other customary restrictive covenants. As defined in the agreement, we had a net Debt-to-EBITDA ratio of 3.22 to 1 and a fixed charge coverage ratio of 2.80 to 1 as of June 30, 2025. In the agreement, net debt is defined as total debt less cash in excess of $200M. As of June 30, 2025, there were $0.4M of standby letters of credit issued under the agreement. Under the $600M agreement, we have an option to increase the total availability under the facility by an additional $300M. Represents uncommitted lines of credit & overdraft facilities. The total amount of the facilities as of June 30, 2025 was $464.1M and subsidiary facilities accounted for $314.1M of the total. Total subsidiary borrowings are limited to $300M due to restrictions in our Revolving Credit Facility, with the exception of Q3 when subsidiary borrowings are limited to $600M. This rate is the effective interest rate for this note, net of a favorable impact of a forward rate lock.